Exhibit 99.2

FOR IMMEDIATE RELEASE

AmREIT TO EXPLORE STRATEGIC ALTERNATIVES

Board Rejects Regency Centers’ $22.00 Per Share Proposal

HOUSTON – July 29, 2014 – AmREIT, Inc. (NYSE: AMRE) today announced that its Board of Directors has determined to explore strategic alternatives to enhance stockholder value. During this process, the Company will continue to pursue its existing business plan. AmREIT also announced that after a comprehensive review and consultation with its advisors, its Board has rejected the previously announced unsolicited and conditional proposal by Regency Centers Corporation (NYSE: REG) to acquire AmREIT for $22.00 per share.

Kerr Taylor, AmREIT’s Chairman and Chief Executive Officer, commented, “AmREIT has one of the highest quality retail and mixed-use real estate portfolios in the country, with nearly 50 premier properties strategically located in five of the most desirable growth markets in the U.S. Given the value of our unique assets, robust development pipeline, and promising future prospects supported by our top of class platform, our Board believes that now is the right time to conduct a thorough review to determine how best to continue to enhance stockholder value, and we are taking appropriate action to ensure a thorough evaluation.”

In connection with this determination by the Board of Directors and as a part of its effort to ensure the orderly review of strategic alternatives, the Board elected to cause the Company to become subject to the Maryland Business Combination Act which, subject to limitations, prohibits certain business combinations between the Company and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of AmREIT’s outstanding voting stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder and thereafter imposes fair price and/or supermajority voting requirements on these combinations.

AmREIT has retained Jefferies LLC as its financial advisor and Morrison & Foerster LLP and Venable LLP as its legal advisors to assist the Board in its evaluation of strategic alternatives.

There can be no assurance that the Board’s evaluation will result in any transaction and the Board has not made a decision to pursue any specific transaction or strategic alternative. The Board of Directors has set no timetable for completion of this process and does not intend to disclose further developments with respect to this process unless and until the Board approves a specific transaction or otherwise concludes the strategic review.

About AmREIT

AmREIT, The Irreplaceable Corner™ Company, is an equity real estate investment trust that specializes in the acquisition, operation, redevelopment, and vertical densification of retail and mixed-use properties located in highly affluent, urban submarkets. The company’s existing properties are strategically concentrated in five of the top metropolitan markets in the southern U.S.: Houston, Dallas, San Antonio, Austin and Atlanta. The company is internally-advised and fully integrated with significant local market experience and relationships. AmREIT’s portfolio was 95.2% leased as of June 30, 2014, and its top five tenants include Kroger, Landry’s, CVS/Pharmacy, H-E-B, and Safeway. AmREIT also has preferential access to a substantial acquisition pipeline through its value-add joint ventures, which often include major institutional investors who partner with the company as local experts. AmREIT’s common stock is traded on the New York Stock Exchange under the symbol “AMRE.” For more information, please visit www.amreit.com.

Forward Looking Statements

This press release contains “forward-looking” statements about the Company’s plans, expectations and beliefs, including regarding the review and evaluation of strategic alternatives. These forward-looking statements can be identified by terminology such as “will”, “should”, “expects”, “anticipates”, “future”, “intends”, “plans”, “projects”, “predicts”, “believes”, “estimates”, “forecasts”, “may” and similar statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may differ materially from actual results due to a variety of factors including delays in the timing required to review and evaluate strategic alternatives. We undertake no obligation to update these statements as a result of new information or future events, except as may be required by law.

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For more information:

Investors:
Chad C. Braun
AmREIT
(713) 850-1400
cbraun@amreit.com

Media:
George Sard/Matt Benson/Nathaniel Garnick
Sard Verbinnen & Co
(212) 687-8080